UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2020

FSB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37831	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 223-9080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FSBC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.07        Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of FSB Bancorp, Inc. (the “Company”) was held on April 20, 2020 (the “Special Meeting”).  The proposals listed below were submitted to a vote of the stockholders of FSB. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 12, 2020. Of the 1,940,661 shares of the Company’s common stock outstanding and entitled to vote as of the close of business on March 5, 2020, the record date for the Special Meeting, 1,384,629 shares were present at the Special Meeting in person or by proxy. A majority of the total number of votes entitled to be cast for each proposal was present and, therefore, a requisite quorum was present.  The final results of the stockholder votes were as set forth below.  Each proposal was approved by the stockholders of FSB.

Proposal 1 – Approval of the Agreement and Plan of Reorganization by and among Evans Bancorp, Inc., MMS Merger Sub, Inc. and the Company

The stockholders of FSB approved the Agreement and Plan of Reorganization, dated as of December 19, 2019, as amended March 5, 2020 (the “Merger Agreement”), by and among Evans Bancorp, Inc. (“Evans”), MMS Merger Sub, Inc. and the Company, and the transactions contemplated by the Merger Agreement, pursuant to which, among other things, MMS Merger Sub, Inc. will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Evans (the “merger proposal”). The vote on the merger proposal was as follows:

For	1,370,717
Against	12,825
Abstain	1,087
Broker non-votes	–

Proposal 2 – Approval of Adjournment of Special Meeting

The stockholders of FSB approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (the “adjournment proposal”), but the adjournment was not necessary in light of the approval of the merger proposal.  The vote on the adjournment proposal was as follows:

For	1,367,439
Against	15,995
Abstain	1,195
Broker non-votes	–

Item 8.01        Other Events
On March 13, 2020, Stephen Bushansky, a purported stockholder of the Company, filed a complaint in the United States District Court for the Northern District of New York, captioned Bushansky v. FSB Bancorp, Inc., Kevin D. Maroney, Dawn Deperrior, Dana C. Gavenda, Stephen J. Meyer, Lowell C. Patric, Alicia H. Pender, James E. Smith and Thomas J. Weldgen (Case No. 5:20-cv-00294-DNH-ATB), against the Company and each Company director. The plaintiff voluntarily withdrew this lawsuit on April 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.
DATE: April 21, 2020	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
President and Chief Executive Officer